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                                                                 Exhibit 8(d)(3)


                      AMENDMENT TO PARTICIPATION AGREEMENT
                      ------------------------------------


     The Participation Agreement, entered into as of September 17, 1996, between Lincoln National Life Insurance Company, Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) (the "Agreement") is hereby amended as follows:

     1. Section 1.10 of the Agreement is hereby amended in its entirety to read as follows:

            "1.10 "Participating Fund" shall mean each Fund, including, as applicable, any series thereof, the shares of which are available to serve as the underlying investment medium for the aforesaid Contracts, and for purchase by a Separate Account, as specified in Exhibit A hereto, as such Exhibit may be amended from time to time by agreement of the parties hereto."

     2. Section 1.12 of the Agreement is hereby amended in its entirety to read as follows:

            "1.12 "Separate Account" shall mean each of Lincoln Life Variable Annuity Account L and Lincoln Life Variable Annuity Account N, separate accounts established by Insurance Company in accordance with the laws of the State of Indiana."

     3. Exhibit A to the Agreement is hereby amended in its entirety, to read as attached hereto.

     4. All other items and provisions of the Agreement not amended hereby shall remain unchanged, and in full force and effect.

     5.     The effective date of this Amendment shall be November 16, 1998.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed.



            LINCOLN NATIONAL LIFE INSURANCE COMPANY

            By:           /s/ Kelly D. Clevenger
                          ----------------------
            Printed Name: Kelly D. Clevenger
                          ----------------------
                          Vice President
                          ----------------------

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            DREYFUS VARIABLE INVESTMENT FUND

            By:           /s/ Stephanie Pierce
                          ----------------------
            Printed Name: Stephanie Pierce
                          ----------------------
            Title:        Vice President
                          ----------------------


            THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

            By:           /s/ Stephanie Pierce
                          ----------------------
            Printed Name: Stephanie Pierce
                          ----------------------
            Title:        Vice President
                          ----------------------


            DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
            (d/b/a Dreyfus Stock Index Fund)

            By:           /s/ Stephanie Pierce
                          ----------------------
            Printed Name: Stephanie Pierce
                          ----------------------
            Title:        Vice President
                          ----------------------

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                                   EXHIBIT A
                                   ---------



INSURANCE COMPANY SEPARATE ACCOUNT                 PARTICIPATING FUND(S)
----------------------------------                 ---------------------

  Lincoln Life Variable Annuity              Dreyfus Variable Investment Fund:
           Account L                                Small Cap Portfolio
                                                  Dreyfus Stock Index Fund

  Lincoln Life Variable Annuity              Dreyfus Variable Investment Fund:
           Account N                                Small Cap Portfolio